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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


1.      CVD/RMS Acquisition Corp., a Delaware corporation.

2.      Radiance Medical Systems GmbH, a German corporation.

3.      IDI Acquisition Corporation, a Delaware corporation.

4.      Radiatec, Inc., a Japanese corporation.

5.      RMS Sideways Merger Corporation